UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

___________________________________________________________________

Date of report (Date of earliest event reported): March 31, 2008

DEBT RESOLVE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33110	33-0889197
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

707 Westchester Avenue, Suite L7	10604
White Plains, New York	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: (914) 949-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR  240.13e-4(c))

CURRENT REPORT ON FORM 8-K

DEBT RESOLVE, INC.

March 31, 2008

Item 1.01. Entry into a Material Definitive Agreement.

On March 31, 2008, Debt Resolve, Inc. entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Harmonie International LLC (“Harmonie International”) for the private placement (the “Private Placement”) of 2,966,102 shares (the “Shares”) of Debt Resolve’s common stock, par value $.001 per share (the “Common Stock”), at a price of $2.36 per share, and a ten-year warrant (the “Warrant”) to purchase up to 3,707,627 shares of Common Stock (the “Warrant Shares”), at an exercise price of $2.36 per share, resulting in aggregate gross cash proceeds to Debt Resolve of $7,000,000. The transaction closed simultaneously with the execution of the Purchase Agreement, with Harmonie International initiating a wire transfer at such time. On April 2, 2008, the American Stock Exchange approved for listing the shares of Common Stock issued in the Private Placement.

Pursuant to the terms of a Registration Rights Agreement with Harmonie International, Debt Resolve has agreed to file a registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission no later than 180 days following the date of the Purchase Agreement, covering the resale of the Shares and Warrant Shares, and to its best efforts to cause the Registration Statement to be declared effective and to remain continuously effective for three years thereafter. The Purchase Agreement also contains representations and warranties by Debt Resolve and Harmonie International typical of transactions of this type, as well as the right of Harmonie International to participate in up to 100% of any subsequent financing by Debt Resolve through March 31, 2011.

The Warrant, Purchase Agreement and Registration Rights Agreement are filed herewith as Exhibit 4.1, Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated in their entirety herein by this reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 above is incorporated by reference into this Item 3.02. The sales and issuances of the securities under the Purchase Agreement to Harmonie International were determined to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. Harmonie International represented that it is an “accredited investor,” as that term is defined in Regulation D, and it is acquiring such securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Pursuant to the terms of the Purchase Agreement referenced in Item 1.01 above, Debt Resolve agreed to use its best efforts to cause William E. Donahue, Jr., the President and Chief Executive Officer of Harmonie International LLC, to be elected to Debt Resolve’s Board of Directors following the closing of the Private Placement.

For more than the past five years, Mr. Donahue has been the President and Chief Executive Officer of Harmonie International. Harmonie International is a privately-owned company participating in investments in a number of industries including the purchase and securitization of consumer and commercial debt. Harmonie maintains its principal office in Detroit, Michigan and has European offices in Marbella, Spain and London, England.

Mr. Donahue has not engaged in a related party transaction with Debt Resolve during the last two years, except as described in this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Exhibit Description

4.1	Warrant to Purchase Common Stock, dated March 31, 2008, of Debt Resolve, Inc. issued to Harmonie International LLC.

10.1	Securities Purchase Agreement, dated as of March 31, 2008, between Debt Resolve, Inc. and Harmonie International LLC.

10.2	Registration Rights Agreement, dated March 31, 2008, between Debt Resolve, Inc. and Harmonie International LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEBT RESOLVE, INC.

Date: April 4, 2008	By:	/s/ James D. Burchetta
James D. Burchetta Chairman